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                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference in Registration Statements Nos. 333-24473 and 333-29353 of West TeleServices Corporation and subsidiaries on Form S-8 of our reports dated February 11, 1998, appearing in the Annual Report on Form 10-K/A of West TeleServices Corporation and subsidiaries for the year ended December 31, 1997.


/S/  DELOITTE & TOUCHE LLP


Omaha, Nebraska
April 10, 1998